As Filed with the Securities and Exchange Commission on November 25, 2015

Registration No.: 333-______

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHINA JO-JO DRUGSTORES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	98-0557852
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1st Floor, Yuzheng Plaza, No. 76,
Yuhuangshan Road Hangzhou, Zhejiang Province
People’s Republic of China	310002
(Address of Principal Executive Offices)	(Zip Code)

2010 Equity Incentive Plan

(Full Title of the Plan)

Mr. Lei Liu

Chief Executive Officer

1st Floor, Yuzheng Plaza, No. 76,

Yuhuangshan Road Hangzhou, Zhejiang Province

People’s Republic of China 310002

(Name and Address of Agent for Service)

+86 (571) 88077078

(Telephone Number, Including Area Code, of Agent for Service)

Copy To:

Elizabeth Fei Chen, Esq.

Pryor Cashman LLP

7 Times Square

New York, New York 10036

(212) 421-4100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer ☐
Non-accelerated filer	☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
		Offering	Aggregate
Title of Each Class of	Amount to	Price Per	Offering	Amount of
Securities to be Registered	be Registered(1)	Share(2)	Price(2)	Registration Fee
Common Stock, $.001 par value per share	2,300,000 Shares	$1.83	$4,209,000	$423.85
Total	2,300,000 Shares	$1.83	$4,209,000	$423.85

(1)	Includes 2,300,000 additional shares of common stock issuable pursuant to our 2010 Equity Incentive Plan, dated as of September 21, 2010, as amended and approved at the annual shareholders meeting on March 23, 2015. Pursuant to Rule 416 of the Securities Act of 1933, the number of shares of common stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, upon the basis of the average of the high and low prices per share of the Registrant’s common stock as reported on the NASDAQ Capital Market on November 20, 2015, a date within five business days prior to the filing of this Registration Statement.

EXPLANATORY NOTE

China Jo-Jo Drugstores, Inc. (“we,” “us” or “our”) has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 2,300,000 additional shares of common stock issuable pursuant to our 2010 Equity Incentive Plan, dated as of September 21, 2010, as amended, approved at the annual shareholders meeting on March 23, 2015 (the “Plan”), not previously registered, including awards that may be granted after the date of this registration statement.

This Form S-8 includes a reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act. The reoffer prospectus may be used for reoffers and resales of restricted securities and control securities (as such terms are defined in General Instruction C to Form S-8) acquired pursuant to the Plan.

PART I

INFORMATION REQUIRED IN THE 10(A) PROSPECTUS

2010 Equity Incentive Plan. The documents containing the information required by Part I of Form S-8 will be sent or given to the participants in the Incentive Plan as specified by Rule 428(b)(1) of the Securities Act. In accordance with the Note to Part I of Form S-8, such documents are not required to be, and may not be, filed with the U.S. Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

The reoffer prospectus referred to in the explanatory note follows this page.

REOFFER PROSPECTUS

CHINA JO-JO DRUGSTORES, INC.

1,399,482 SHARES OF COMMON STOCK

This prospectus relates to the reoffer and resale by the selling stockholders of an aggregate of 1,399,482 shares of our Common Stock issued by us under the Plan.

The shares of Common Stock covered by this prospectus are “restricted securities” and, in some cases, “control securities” under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus has been prepared to allow for future resales of the shares covered by this prospectus by the selling stockholders on a continuous or delayed basis, to the public. The number of shares that each selling stockholder may sell is set forth under Rule 144(e) under the Securities Act. Each stockholder that resells shares of our Common Stock pursuant to this prospectus may be deemed an “underwriter” within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of shares of our Common Stock covered by this prospectus may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders, or their pledgees, donees, transferees or other successors-in-interest, may resell their shares of Common Stock covered by this prospectus from time to time in one or more public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

We are paying the expenses incurred in registering the shares covered by this prospectus and the preparation of this prospectus, but all selling and other expenses, including but not limited to any discounts, commissions and applicable transfer taxes, incurred by each of the selling stockholders will be borne by such stockholder.

Our principal executive offices are located at 1st Floor, Yuzheng Plaza, No.76, Yuhuangshan Road, Hangzhou, Zhejiang Province, People’s Republic of China, 310002. Our telephone number is +86-571-88077078.

Our Common Stock is traded on the NASDAQ Stock Market under the symbol “CJJD”.

SEE “RISK FACTORS” BEGINNING ON PAGE 3 FOR RISKS OF AN INVESTMENT IN THE SECURITEIS OFFERED BY THIS PROSPECTUS, WHICH YOU SHOULD CONSIDER BEFORE YOU PURCHASE ANY SHARES.

Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is November 25, 2015.

We have not registered the sale of the shares under the securities laws of any state. Brokers or dealers effecting transactions in the shares of Common Stock offered hereby should confirm that the shares have been registered under the securities laws of the state or states in which sales of the shares occur as of the time of such sales, or that there is an available exemption from the registration requirements of the securities laws of such states.

This prospectus is not an offer to sell any securities other than the shares of Common Stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, China Jo-Jo Drugstores, Inc., or the shares of Common Stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

You should rely on the information contained in or incorporated by reference into this prospectus or any prospectus supplement. We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, you must not rely upon such information or representations as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities other than our shares of common stock described in this prospectus or an offer to sell or the solicitation to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus or of any securities registered hereunder.

PROSPECTUS SUMMARY

The following is only a summary. We urge you to read the entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information included herein or incorporated herein by reference from our other filings with the Commission. Investing in our securities involves risks. Therefore, please carefully consider the risk factors described in our Commission filings, including those disclosed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

Our Business

We are a retailer and distributor of pharmaceutical and other healthcare products typically found in a retail pharmacy in the People’s Republic of China. Prior to acquiring Zhejiang Jiuxin Medicine Co., Ltd. (“Jiuxin Medicine”) in August 2011, we were primarily a retail pharmacy operator. We currently have fifty nine (59) store locations under the store brand “Jiuzhou Grand Pharmacy” in Hangzhou.

We currently operate in four business segments in China: (1) retail drugstores, (2) online pharmacy, (3) wholesale business selling products similar to those we carry in our pharmacies, and (4) farming and selling herbs used for traditional Chinese medicine (“TCM”).

Our stores provide customers with a wide variety of pharmaceutical products, including prescription and over-the-counter (“OTC”) drugs, nutritional supplements, TCM, personal and family care products, and medical devices, as well as convenience products, including consumable, seasonal, and promotional items. Additionally, we have licensed doctors of both western medicine and TCM on site for consultation, examination and treatment of common ailments at scheduled hours. Three (3) stores have adjacent medical clinics offering urgent cares (to provide treatment for minor ailments such as sprains, minor lacerations, and dizziness that can be treated on an outpatient basis), TCM (including acupuncture, therapeutic massage, and cupping) and minor outpatient surgical treatments (such as suturing). Our stores vary in size, but presently average approximately 210 square meters. We attempt to tailor each store’s product offerings, physician access, and operating hours to suit the community where the store is located.

We operate our pharmacies (including the medical clinics) through the following companies in China that we control through contractual arrangements:

●	Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd. (“Jiuzhou Pharmacy”), which we control contractually, operates our “Jiuzhou Grand Pharmacy” stores;

●	Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine (General Partnership) (“Jiuzhou Clinic”), which we control contractually, operates one (1) of our four (4) medical clinics; and

●	Hangzhou Jiuzhou Medical & Public Health Service Co., Ltd. (“Jiuzhou Service”), which we control contractually, operates our other medical clinics.

We also retail OTC drugs and nutritional supplements through a website (www.dada360.com) that we operate through Zhejiang Shouantang Pharmaceutical Technology Co., Ltd. (“Shouantang Technology”), a wholly-owned subsidiary, and its subsidiary, Zhejiang Quannuo Internet Technology Co., Ltd. (“Quannuo Technology”). For the three months ended September 30, 2015, retail revenue, including pharmacies, medical clinics accounted for approximately 58.0% of our total revenue, while online pharmacy revenue accounted for 29.1% of our total revenue.

Since August 2011, we have operated a wholesale business through Zhejiang Jiuxin Medicine Co., Ltd. (“Jiuxin Medicine”), distributing third-party pharmaceutical products (similar to those carried by our pharmacies) primarily to trading companies throughout China. Jiuxin Medicine is wholly owned by Jiuzhou Pharmacy. For the three months ended September 30, 2015, wholesale revenue accounted for approximately 12.9% of our total revenue.

We also have an herb farming business cultivating and wholesaling herbs used for TCM. This business is conducted through Hangzhou Qianhong Agriculture Development Co., Ltd. (“Qianhong Agriculture”), a wholly-owned subsidiary. During the three months ended September 30, 2015, we generated no revenue from our herb farming business.

This Offering

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 1,399,482 shares of Common Stock issued pursuant to the Plan. The selling stockholders may sell their shares of Common Stock from time to time at prevailing market prices. We will not receive any proceeds from the sale of the shares of our Common Stock by the selling stockholders.

Common Stock Offered	1,399,482 shares

Common Stock Outstanding at November 20, 2015	16,850,504 shares

Preferred Stock Outstanding at November 20, 2015	0 shares

Use of Proceeds	Except for the aggregate purchase price of the options still to be exercised by certain of the selling stockholders in connection with the sale of shares offered pursuant to this prospectus, we will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders.

NASDAQ Ticker Symbol	CJJD

Our Corporate Information

We are incorporated in the State of Nevada under the name “China Jo-Jo Drugstores, Inc.” Our principal executive offices are located at 1st Floor, Yuzheng Plaza, No.76, Yuhuangshan Road, Hangzhou, Zhejiang Province, People’s Republic of China, 310002 and our telephone number is +86-571-88077078. We maintain an Internet website at http://www.chinajojodrugstores.com. We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under in this prospectus constitute forward-looking statements. These statements involve risks known to us, significant uncertainties, and other factors which may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements.

You can identify forward-looking statements by the use of the words “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” “proposed,” or “continue” or the negative of those terms. These statements are only predictions. In evaluating these statements, you should specifically consider various factors, including the risks outlined above. These factors may cause our actual results to differ materially from any forward-looking statement.

Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in any of our filings with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference in this prospectus and including, without limitation, the “Risk Factors” contained in Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2015, before making an investment decision. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our Common Stock by the selling stockholders. All such proceeds will be received by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus relates to shares of Common Stock that are being registered for reoffer and resale by the selling stockholders. The shares of Common Stock are “restricted securities” and/or “control securities” under the Securities Act. The selling stockholders may resell any or all of the shares at any time while this prospectus is current.

The following table sets forth certain information regarding the ownership of our Common Stock by the selling stockholders as of the date of this reoffer prospectus, and the number of shares of our Common Stock currently being offered by each selling stockholder pursuant to this reoffer prospectus. The information set forth in the following table regarding beneficial ownership after resale of securities assumes that the selling shareholders will sell all of the shares of Common Stock owned by that selling shareholder covered by this prospectus.

The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are “affiliates.” The address of each selling stockholder is c/o China Jo-Jo Drugstores, Inc., 1st Floor, Yuzheng Plaza, No.76, Yuhuangshan Road, Hangzhou, Zhejiang Province, People’s Republic of China, 310002.

Name and Position	Number of Shares Beneficially Owned Prior to Offering	Number of Shares to be Offered by Selling Stockholder	Number of Shares Beneficially Owned After Completion of Offering	Percentage of Common Stock Owned After Completion of Offering(1)

Lei Liu, Chairman & Chief Executive Officer	6,991,482	961,482	6,030,000	35.8%

Li Qi, Secretary of Board	6,249,000	219,000	6,030,000	35.8%

Ming Zhao, Chief Financial Officer	159,000	159,000	0	0%

Genhua Gu, Director	20,000	20,000	0	0%

Taihong Guo, Director	20,000	20,000	0	0%

Zhimin Su, Director	20,000	20,000	0	0%

PLAN OF DISTRIBUTION

The purpose of this prospectus is to permit each selling stockholder and his or her pledgees, donees, transferees and other successors in interest (all of whom may be selling stockholders for purposes of this prospectus) to offer and resell all or a portion of the shares of Common Stock such selling stockholder has received pursuant to the Plan, as the case may be. The selling stockholders may also choose to dispose of all or a portion of the shares of Common Stock covered by this prospectus by gift to a third party or as a donation to a charitable or other nonprofit entity.

The sale of the Common Stock by any selling stockholder, including any donee, pledgee or other transferee who receives Common Stock from a selling stockholder, may be effected from time to time by selling shares directly to purchasers or to or through broker-dealers. In connection with any such sale, any such broker dealer may act as agent for the selling stockholder or may purchase from the selling stockholder all or a portion of the Common Stock as principal, and sales may be made pursuant to any of the methods described below. These sales may be made on any securities exchange on which our Common Stock is then traded, in the over-the-counter market, in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then current market prices or at prices otherwise negotiated.

The Common Stock may also be sold in one or more of the following transactions:

●	block transactions (which may involve crosses) in which a broker dealer may sell all or a portion of such securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

●	purchases by a broker dealer, as principal, and resale by such broker dealer for its own account pursuant to a prospectus supplement;

●	a special offering, an exchange distribution or a secondary distribution in accordance with applicable rules promulgated by the Financial Industry Regulatory Authority (“FINRA”), or stock exchange rules;

●	ordinary brokerage transactions and transactions in which a broker dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such securities; and

●	sales in other ways not involving market markers or established trading markets, including direct sales to purchasers.

In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Broker-dealers may receive commissions or other compensation from the selling stockholder in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the Common Stock for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker dealer will be in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the type of transactions involved. No such broker dealer will receive compensation in excess of that permitted by the rules of FINRA. In no event will any broker dealer receive total compensation in excess of the maximum amount allowed by FINRA.

The distribution of the Common Stock covered by this prospectus also may be effected from time to time in one or more underwritten transactions at a fixed price or prices that may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Any such underwritten offering may be on a “best efforts” or a “firm commitment” basis. In connection with any underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the common stock. Underwriters may sell the Common Stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Common Stock covered by this prospectus, nor is there any underwriter or coordinating broker dealer acting in connection with the proposed sale of Common Stock by the selling stockholders pursuant to this prospectus. We will file a supplement to this prospectus, if required, under Rule 424(b) under the Securities Act that will include any material information with respect to the plan of distribution not previously disclosed or any material change in such information. This supplement will disclose, among other information:

●	the names of the selling stockholders and of participating broker dealer(s);

●	the amount of Common Stock involved;

●	the price at which the Common Stock is to be sold;

●	the commissions paid or the discounts or concessions allowed to the broker dealer(s), where applicable;

●	that the broker dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus; and

●	other facts material to the transaction.

The selling stockholders and any underwriters, or broker-dealers or agents that participate in the distribution of the Common Stock covered by this prospectus may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Because the selling stockholders may be deemed to be “underwriters” under the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

We will not receive any of the proceeds from the sale of the shares covered by this prospectus. We are paying the expenses incurred in registering the shares of Common Stock covered by this prospectus and preparing this prospectus, but all selling and other expenses, including but not limited to any discounts, commissions and applicable transfer taxes incurred by each selling stockholder, will be borne by that selling stockholder.

The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in a transaction involving the sale of shares of Common Stock covered by this prospectus against certain liabilities, including liabilities arising under the Securities Act.

From time to time, the selling stockholders may pledge their Common Stock pursuant to the margin provisions of their customer agreements with their brokers. Upon default by a selling stockholder, the broker may offer and sell such pledged Common Stock from time to time. Upon a sale of the Common Stock, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event the selling stockholders default under any customer agreement with brokers.

We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

In order to comply with the securities laws of certain states, if applicable, the Common Stock covered by this prospectus may be sold only through registered or licensed broker-dealers.

The selling stockholders may resell all or a portion of the shares of Common Stock covered by this prospectus in open market transactions in reliance upon Rule 144 (as in effect at the time of sale) under the Securities Act, provided they meet the criteria and conform to the requirements of such rule. In addition, in accordance with General Instruction C to Form S-8, shares of Common Stock to be offered or resold by means of this prospectus by a selling stockholder may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

LEGAL MATTERS

The legality of the issuance of the shares offered in this prospectus will be passed upon for us by Pryor Cashman LLP, New York, New York.

EXPERTS

Our audited consolidated financial statements as of March 31, 2014 and 2015, and for each of the years in the two-year period ended March 31, 2015, appearing in our Form 10-K for the fiscal year ended March 31, 2015 and incorporated by reference into this prospectus, have been audited by Friedman LLP, our former principal independent auditor, and BDO China Shu Lun Pan Certified Accountants LLP, our current principal independent auditor, as set forth in their respective reports dated June 27, 2014 and June 29, 2015. These financial statements have been incorporated by reference in reliance upon the report of such firms given upon the firms’ authority as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes the prospectus of our company filed as part of a registration statement on Form S-8 and it does not contain all information in the registration statement as certain portions have been omitted in accordance with the rules and regulations of the Commission.

We are subject to the informational requirements of the Exchange Act, which requires us to file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected at the public reference room of the Commission at 100 F. Street, NE, Washington, D.C. 20549. Copies of such material can be obtained from the facility at prescribed rates. Please call the Commission toll free at 1-800-SEC-0330 for information about its public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the Commission's Internet website at http://www.sec.gov or our website at http://www.chinajojodrugstores.com. Information contained in our website is not part of this prospectus.

Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of our contract or other document we have filed as an exhibit to the registration statement for complete information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and shall be deemed to be a part hereof from the date of the filing of such documents:

(1)	the description of our common stock contained in the registration statement on Form 8-A, dated April 21, 2010, File No. 001-34711, and any other amendment or report filed for the purpose of updating such description.

(2)	our Annual Report on Form 10-K for the fiscal year ended March 31, 2015, filed with the Commission on June 29, 2015;

(3)	our Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 2015, as filed with the Commission on November 12, 2015;

(4)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the report referred to in (2) above.

INFORMATION WITH RESPECT TO THE REGISTRANT

The information required to be disclosed in the registration statement pertaining to our company is incorporated by reference from the documents listed as incorporated by reference above. Such documents are being delivered with this prospectus. See “Risk Factors” and “Incorporation of Certain Information by Reference.”

MATERIAL CHANGES

There have been no material changes since September 30, 2015 which have not been described in the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or in this prospectus.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We maintain directors and officers insurance which, subject to certain exclusions, insures our directors and officers against certain losses that arise out of any neglect or breach of duty (including, but not limited to, any error, misstatement, act, or omission) by the directors or officers in the discharge of their duties, and insures us against amounts which we have paid or may become obligated to pay as indemnification to our directors and/or officers to cover such losses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CHINA JO-JO DRUGSTORES, INC.

1,399,482 SHARES OF COMMON STOCK

PROSPECTUS

November 25, 2015

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, and all documents subsequently filed by China Jo-Jo Drugstores, Inc. (“we,” “us” or “our”) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of the filing of such documents:

(1)	the description of our common stock contained in the registration statement on Form 8-A, dated April 21, 2010, File No. 001-34711, and any other amendment or report filed for the purpose of updating such description.

(2)	our Annual Report on Form 10-K for the fiscal year ended March 31, 2015, filed with the Commission on June 29, 2015;

(3)	our Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 2015, as filed with the Commission on November 12, 2015;

(4)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the report referred to in (2) above.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be addressed to:

China Jo-Jo Drugstores, Inc.

Attention: Investor Relations

1st Floor, Yuzheng Plaza, No.76, Yuhuangshan Road

Hangzhou, Zhejiang Province

People’s Republic of China, 310002

Telephone: +86-571-88077078

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, Director or officer of the Company is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such, is as follows:

(a) Subsection 1 of Section 78.7502 of the Nevada Corporation Law empowers a corporation to “indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.”

Subsection 2 of Section 78.7502 empowers a corporation to “indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.”

Subsection 3 of Section 78.7502 further provides that “to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter herein, he must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.”

(b) The Articles of Incorporation of the Company generally allows indemnification of officers and Directors to the fullest extent allowed by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

5.1	Opinion of Pryor Cashman LLP (regarding validity of common stock being registered).

10.1	China Jo-Jo Drugstores, Inc. 2010 Equity Incentive Plan dated as of September 21, 2010, as amended.

23.1	Consent of Pryor Cashman LLP (included in its opinion filed as Exhibit 5.1).

23.2	Consent of BDO China Shu Lun Pan Certified Accountants LLP

23.3	Consent of Friedman LLP

24.1	Power of Attorney (included in the signature page hereto).

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hangzhou, Zhejiang Province, People’s Republic of China on this 25th day of November 2015.

CHINA JO-JO DRUGSTORES, INC.

By:	/s/ Lei Liu
Name: Lei Liu
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, the undersigned hereby constitute and appoint Lei Liu and Ming Zhao, or either of them, his true and lawful attorney-in-facts and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) or supplements to this Registration Statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lei Liu	Chief Executive Officer and Director	November 25, 2015
Lei Liu

/s/ Ming Zhao	Chief Financial Officer	November 25, 2015
Ming Zhao

/s/ Li Qi	Secretary and Director	November 25, 2015
Li Qi

/s/ Zhimin Su	Director	November 25, 2015
Zhimin Su

/s/ Taihong Guo	Director	November 25, 2015
Taihong Guo

/s/ Genghua Gu	Director	November 25, 2015
Genghua Gu

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Pryor Cashman LLP (regarding validity of common stock being registered).

10.1	China Jo-Jo Drugstores, Inc. 2010 Equity Incentive Plan dated as of September 21, 2010, as amended.

23.1	Consent of Pryor Cashman LLP (included in its opinion filed as Exhibit 5.1).

23.2	Consent of BDO China Shu Lun Pan Certified Accountants LLP.

23.3	Consent of Friedman LLP.

24.1	Power of Attorney (included in the signature page hereto).